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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements (Numbers 033-99434, 333-19069, 333-30635, 333-44781, and 333-78241) on Form S-8
of SITEL Corporation of our reports dated February 5, 2001, relating to the consolidated balance sheets of SITEL Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which reports appear in the December 31, 2000 Annual Report on Form 10-K of SITEL Corporation.



                                                         /s/   KPMG LLP

                                                         KPMG LLP

Baltimore, Maryland
March 28, 2001